                                                                   EXHIBIT 99.1



Grand Casinos, Inc. (ticker: GND, exchange: New York Stock Exchange) News Release - Wednesday, October 14, 1998
--------------------------------------------------------------------------------

HILTON, GRAND CASINOS, INC. FILE PRELIMINARY JOINT PROXY, PROSPECTUS ON GAMING SPIN-OFF, MERGER

-- New gaming company named Park Place Entertainment Corporation

                                                        --

BEVERLY HILLS, CALIF., OCTOBER 14, 1998 -- Hilton Hotels Corporation

(NYSE:HLT) and Grand Casinos, Inc. (NYSE:GND) today announced the filing with the Securities and Exchange Commission of a preliminary joint proxy statement and prospectus detailing Hilton's proposed separation of its lodging and gaming operations and the new gaming company's proposed merger with Grand Casinos' Mississippi operations. This document had previously been filed confidentially with the SEC.

The transactions, are expected to be completed by year-end 1998, subject to shareholder, regulatory and other approvals. Hilton is in the process of obtaining a ruling from the Internal Revenue Service that the distribution of the shares of the new gaming company will not be taxable to Hilton or Hilton shareholders. Additionally, Grand Casinos, Inc. will separate its Mississippi business from its Indian casino management business in a tax-free distribution to its shareholders. The Indian casino management business along with various other assets will form a new publicly traded company. Grand Casinos is in the process of obtaining a ruling from the IRS that the distribution will not be taxable to Grand Casinos shareholders. It is anticipated that proxy materials will be mailed to shareholders later this month, with each company expected to hold its respective shareholder meeting in late November. The record date for shareholders of both companies has been moved from October 5 to October 20, 1998.

Among the information contained in the filing:

             - The new gaming company, which will be the world's largest and most diverse casino gaming entity, will be called Park Place Entertainment Corporation. It will trade on the New York Stock Exchange under the proposed ticker symbol "PPE."

             - Park Place Entertainment's executive management team will include the following:

                  - Stephen F. Bollenbach, chairman of the board. Mr. Bollenbach will retain his current position as president and chief executive officer of Hilton Hotels Corporation following the split.

                  - Arthur M. Goldberg, president and chief executive officer. Mr. Goldberg currently is president - gaming operations for Hilton Hotels Corporation.

                  - Wallace R. Barr, executive vice president. Mr. Barr is executive vice president eastern region for Hilton's gaming operations.

                  - Clive S. Cummis, executive vice president - law and corporate affairs, and secretary. Mr. Cummis currently is chairman of the law firm of Sills, Cummis, Zuckerman, Radin, Epstein & Gross.

                  - Mark Dodson, executive vice president. Mr. Dodson currently is executive vice president and treasurer for Hilton Gaming Corporation.

                  - Scott A. LaPorta, executive vice president and chief financial officer. Mr. LaPorta currently is senior vice president and treasurer for Hilton Hotels Corporation.

Additionally, Grand Casinos chairman Lyle Berman will serve on Park Place Entertainment's Board of Directors and current Grand Casinos president and CEO Thomas Brosig will be in charge of Park Place's Mississippi-Louisiana-Missouri operations.

Hilton also announced that upon the split, Matthew J. Hart, executive vice president and chief financial officer for Hilton Hotels Corporation, will also assume the responsibilities of treasurer for the lodging company.

             - New long-term employment agreements, the details of which are contained in the preliminary proxy statement/prospectus, will be entered into with Messrs. Bollenbach and Goldberg. The agreements, which are primarily stock-option based and therefore aligned with the interests of the shareholders, include cash compensation (base salary plus bonus), incentive (or "performance") stock options, other standard benefits and non-compete agreements.

Following completion of the transactions, Hilton Hotels Corporation will maintain its position as one of the world's foremost lodging companies. The company owns, manages or franchises approximately 260 hotels in the United States, including ownership of some of the world's most renowned properties, such as the Waldorf=Astoria, Hilton San Francisco and Towers, Hilton Hawaiian Village and Chicago's Palmer House Hilton. Hilton will continue to pursue a growth strategy centered on acquiring full-service hotels in markets seeing little new supply. So far this year, Hilton has purchased approximately $860 million of hotel properties at attractive prices. The company also will continue aggressively building its franchise program in the U.S., Canada and Mexico, which includes the company's successful Hilton Garden Inn program, which is expected to have 200 hotels open or under contract by 2000. Additionally, Hilton will focus on enhancing the worldwide presence of its brand name through the company's strategic alliance with Hilton International. Pro forma 1997 EBITDA for Hilton's lodging business was $497 million, with pro forma 1998 EBITDA (through June 30) of $295 million.

Park Place Entertainment Corporation will be the world's largest (as measured by revenues) and most diverse gaming company. In 1999, the company will have 18 gaming properties with a total of 1.4 million square feet of casino space and more than 23,000 hotel rooms. Park Place will be the only casino gaming company with a leading presence in Las Vegas, Atlantic City and Mississippi -- the three largest gaming markets in the U.S. -- along with casinos in Louisiana, Missouri, Australia, Uruguay and other Nevada markets. As a leading participant in the rapidly consolidating gaming business, Park Place's growth strategy will focus on strategic acquisitions and new development. As an example of the latter, the company's new $760 million Paris Casino Resort ($400 million expended to date) is scheduled to open in fall 1999 on the Las Vegas Strip adjacent to Bally's Las Vegas. Through its significant presence in the largest gaming markets, the origination of Park Place's cash flows will be geographically diverse. Pro forma EBITDA for Park Place Entertainment (including Grand Casinos' Mississippi operations) for the 12 months ended June 30, 1998 was $681 million, with debt of $2.2 billion.

NOTE: This press release contains "forward-looking statements" within the meaning of federal securities law, including statements concerning business strategies and their intended results, and similar statements concerning anticipated future events and expectations that are not historical facts. The forward-looking statements in this press release are subject to numerous risks and uncertainties, including the effects of economic conditions; supply and demand changes for hotel rooms; competitive conditions in the lodging and gaming industries, relationships with clients and property owners; the impact of government regulations; and the availability of capital to finance growth, which could cause actual results to differ materially from those expressed in or implied by the statements herein.

                                      # # #

Contact:

Marc Grossman              Kathy Shepard             Jaye Snyder
Hilton Hotels              Hilton Hotels             Grand Casinos,
Corporation                Corporation               Inc.
310-205-4030               310-205-7676              612-449-8556

             "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding Grand Casinos, Inc.'s business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's Annual Report or Form 10-K for the most recently ended fiscal year.